                                                                     EXHIBIT 4.1


                            SOUTHWEST GAS CORPORATION


                                       TO


                        THE BANK OF NEW YORK, AS TRUSTEE



                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 13, 2001




                       ----------------------------------


                         SUPPLEMENTING AND AMENDING THE
                       INDENTURE DATED AS OF JULY 15, 1996


                        ---------------------------------



                              8.375% NOTES DUE 2011

         THIRD SUPPLEMENTAL INDENTURE, dated as of February 13, 2001, between SOUTHWEST GAS CORPORATION, a corporation duly organized and existing under the laws of the State of California (the "Company"), having its principal office at 5241 Spring Mountain Road, P. O. Box 98510, Las Vegas, Nevada 89193-8510, and THE BANK OF NEW YORK, a New York banking corporation, as successor to Harris Trust and Savings Bank, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company and the Trustee have executed and delivered an Indenture dated as of July 15, 1996 (the "Original Indenture" and, as amended by the First Supplemental Indenture, as hereinafter defined, and the Second Supplemental Indenture, as hereinafter defined, and this Third Supplemental Indenture, the "Indenture") providing for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as provided in the Original Indenture; and

                  WHEREAS, the Company has duly authorized the execution and delivery of a First Supplemental Indenture to the Indenture (the "First Supplemental Indenture") to provide for the issuance of two series of debentures known as 7-1/2% Debentures, Due 2006 and 8% Debentures, Due 2026;

                  WHEREAS, the Company has duly authorized the execution and delivery of a Second Supplemental Indenture to the Indenture (the "Second Supplemental Indenture") to provide for the issuance of a series of medium-term notes known as Medium-Term Notes, Series A;

                  WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture to the Indenture to provide for the issuance of a series of notes to be known as the 8.375% Notes due 2011 (the "2011 Notes"); and

                  WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the 2011 Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2011 Notes, as follows:

                                   ARTICLE ONE
                        DEFINITIONS WITH RESPECT TO NOTES

         Section 1.1. Original Indenture Terms. Except as otherwise provided in this Third Supplemental Indenture, all terms used in this Third Supplemental Indenture which are defined in the Original Indenture, the First Supplemental Indenture or the Second Supplemental Indenture shall have the meanings assigned to them in the Original Indenture, the First Supplemental Indenture or the Second Supplemental Indenture, as the case may be.

         Section 1.2. Additional Terms. Additional terms used in this Third Supplemental Indenture with respect to the 2011 Notes shall have the meanings set forth below:

                  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the 2011 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2011 Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

                  "Reference Treasury Dealer" means (A) Goldman, Sachs & Co., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNY Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and
         (B) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

                  "Third Supplemental Indenture" means this third supplemental indenture dated as of February 13, 2001 as originally executed and as it may from time to time be supplemented or amended by one or more indentures pursuant to the provisions of the Original Indenture and shall include the terms of the 2011 Notes established pursuant to Article Two thereof.

                  "2011 Notes" means the 8.375% Notes due 2011 authenticated and delivered under the Indenture.

         Section 1.3. Modification of Terms. The following defined terms used in the Original Indenture shall have the following meanings when used with respect to the 2011 Notes:

                  (a) "Redemption Date", when used with respect to a redemption of a 2011 Note at the option of the Company pursuant to this Third Supplemental Indenture, means any date specified as a "Redemption Date" in a notice of redemption provided the Holders in accordance with the provisions of Article Eleven of the Original Indenture.

                  (b) "Redemption Price", when used with respect to the redemption of a 2011 Note at the option of the Company on a Redemption Date pursuant to this Third Supplemental Indenture, means the greater of (i) 100% of the principal amount of the 2011 Notes being redeemed on such Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2011 Notes being redeemed on such Redemption Date (not including any portion of any payments of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 35 basis points, as determined by the Reference Treasury Dealer, plus, in either case, accrued and unpaid interest thereon to, but excluding such Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the Interest Payment Date to the Holders of such 2011 Notes, or one or more Predecessor Securities, at the close of business on the relevant Regular Record Date.


                                   ARTICLE TWO
                               FORM OF 2011 NOTES

         Section 2.1.  Form of Face of 2011 Note.

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. ___                                                             $200,000,000

CUSIP No.  __________


                            SOUTHWEST GAS CORPORATION

                              8.375% NOTE DUE 2011

                  SOUTHWEST GAS CORPORATION, a California corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on February 15, 2011 and to pay interest thereon from February 13, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 15 and August 15 in each year, commencing August 15, 2001, at the rate of 8.375% per annum, subject to adjustment as set forth on the reverse hereof, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may, upon election by the Company following notice to the Trustee, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, as provided in the Indenture, by giving notice to Holders of the Notes not less than ten
(10) days prior to such Special Record Date.

                  Payment of the principal of and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register on the Regular Record Date or by wire transfer to the account designated by such Person entitled thereto.


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

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        SOUTHWEST GAS CORPORATION

Dated:

[SEAL]                                  By
                                            ------------------------------------

Attest:

By:
    ------------------------------------

         Section 2.2.  Form of Reverse of 2011 Note

                  This Note is one of a duly authorized issue of obligations of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of July 15, 1996, between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as heretofore and hereafter amended and supplemented, including by the Third Supplemental Indenture dated as of February 13, 2001 (collectively, the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

                  The rate at which the Notes bear interest is 8.375% per annum; provided, however, in the event of a downgrade in the Company's unsecured senior long-term debt ratings (hereinafter called "ratings") below Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB- by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), the interest rate on the Notes will be adjusted in accordance with the following table. If Moody's, S&P or Fitch changes the ratings of the Company subsequent to an adjustment in the interest rate as a result of a previous rating change by Moody's, S&P or Fitch, the interest rate on the Notes will be re-adjusted in accordance with the following table.

                                       Adjustment                  S&P or Fitch              Adjustment
         Moody's Rating                  Amount                       Rating                   Amount
         --------------                ----------                  ------------              ----------

         Baa3 or higher.........             0%               BBB- or higher........               0%
         Ba1....................         0.750%               BB+...................           0.750%
         Ba2....................         1.000%               BB....................           1.000%
         Ba3 or lower...........         1.250%               BB- or lower..........           1.250%

The adjusted interest rate on the Notes will be 8.375% per annum, plus the sum of any Moody's adjustment amount above plus the higher of either (a) any S&P adjustment amount above or (b) any Fitch adjustment amount above. Where a rating change is made by one of the relevant rating services during any interest payment period, the amount of interest to be paid with respect to such period shall be calculated at a rate per annum equal to the weighted average of the interest rate in effect immediately prior to such change and the rate in effect upon such new rating being given, calculated by multiplying each such rate by the number of days such rate is in effect during each month of such interest payment period, determining the sum of such products and dividing such sum by the number of days in that interest payment period.

                  All or a portion of the Notes are subject to redemption at the option of the Company upon not less than 30 days' and not more than 60 days' notice by mail at any time or from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date specified in the notice of redemption, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on such Redemption Date (not including any portion of any payments of interest accrued to such Redemption Date discounted to such Redemption Date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus 35 basis points, as determined by the Reference Treasury Dealer (as defined in the Indenture), plus, in either case, accrued and unpaid interest thereon to, but excluding such Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the Interest Payment Date to the Holders of such Notes, or one or more Predecessor Securities, at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of any of the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time outstanding affected thereby, on behalf of all of the Holders of the Notes, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Notes, and its consequences, except a default in the payment of the principal of or interest on any of the Notes. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  In certain limited circumstances, the Indenture also permits the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Holders, at any time by the Company and the Trustee without notice to or the consent of the Holders.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note is registrable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and like aggregate principal amount will be issued to the designated transferee or transferees. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for other Notes of a different authorized denomination and like principal amount, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith to the extent provided in the Indenture.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon or on the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability being released by the Holder by the acceptance of this Note and being likewise waived and released by the terms of the Indenture.

                  All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              [FORM OF ASSIGNMENT]

                  For value received, the undersigned hereby sells, assigns and transfers unto [Please insert Tax Identification Number of Assignee].........

                      .....................................
                     [Please print or type name of assignee]


the within Note of Southwest Gas Corporation and does hereby irrevocably constitute and appoint ........................... Attorney to transfer said
Note on the books of the within-named corporation, with full power of substitution in the premises.

Dated:......................

         Section 2.3. Form of Trustee's Certificate of Authentication for 2011 Notes.

                  This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:
       ---------------------
                                            THE BANK OF NEW YORK, as Trustee

                                            By:
                                                --------------------------------
                                                Authorized Officer

                                  ARTICLE THREE
                               TERMS OF 2011 NOTES

         Section 3.1. Terms of 2011 Notes. Pursuant to the provisions of Section 301 of the Original Indenture, the following terms of the 2011 Notes are hereby established:

                  (i) The title of the 2011 Notes is "8.375% Notes due 2011".

                  (ii) The limit upon the aggregate principal amount of the 2011 Notes which may be authenticated and delivered under the Indenture (except for 2011 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2011 Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Original Indenture and except for any 2011 Notes which, pursuant to Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered hereunder) is $200,000,000.

                  (iii) The date on which principal of the 2011 Notes is payable, unless earlier accelerated or redeemed pursuant to the Indenture, shall be February 15, 2011.

                  (iv) The rate at which the 2011 Notes shall bear interest shall be 8.375% per annum; provided, however, in the event of a downgrade in the Company's unsecured senior long-term debt ratings (hereinafter called "ratings") below Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB- by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), the interest rate on the 2011 Notes will be adjusted in accordance with the following table. If Moody's, S&P or Fitch changes the ratings of the Company subsequent to an adjustment in the interest rate as a result of a previous rating change by Moody's, S&P or Fitch, the interest rate on the 2011 Notes will be re-adjusted in accordance with the following table.

                                       Adjustment                  S&P or Fitch              Adjustment
         Moody's Rating                  Amount                       Rating                   Amount
         --------------                ----------                  ------------              ----------
         Baa3 or higher.........             0%               BBB or higher.........               0%
         Ba1....................         0.750%               BB+...................           0.750%
         Ba2....................         1.000%               BB....................           1.000%
         Ba3 or lower...........         1.250%               BB- or lower..........           1.250%

         The adjusted interest rate on the 2011 Notes will be 8.375% per annum, plus the sum of any Moody's adjustment amount above plus the higher of either (a) any S&P adjustment amount above or (b) any Fitch adjustment amount above. Where a rating change is made by one of the relevant rating services during any interest payment period, the amount of interest to be paid with respect to such period shall be calculated at a rate per annum equal to the weighted average of the interest rate in effect immediately prior to such change and the rate in effect upon such new rating being given, calculated by multiplying each such rate by the number of days such rate is in effect during each month of such interest payment period, determining the sum of such products and dividing such sum by the number of days in that interest payment period.

                  (v) Interest on the 2011 Notes will accrue from February 13, 2001. The Interest Payment Dates on which interest will be payable on the 2011 Notes shall be February 15 and August 15, commencing August 15, 2001. The Regular Record Dates for the 2011 Notes shall be the February 1 and August 1,whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay).

                  (vi) The place or places where the principal of and interest on the 2011 Notes shall be payable is the office of the Trustee, initially at 2 N. LaSalle Street, Chicago, Illinois 60602, provided that the payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register on the Regular Record Date or by wire transfer to the account designated by such Person entitled thereto.

                  (vii) All or any portion of the 2011 Notes are subject to redemption at the option of the Company upon not less than 30 days' and not more than 60 days' notice by mail at any time or from time to time at the Redemption Price.

                  (viii) The 2011 Notes shall be issued as Global Securities and The Depository Trust Company is hereby designated as the Depositary for the 2011 Notes.


                                  ARTICLE FOUR
                       MODIFICATION OF CERTAIN PROVISIONS
                            OF THE ORIGINAL INDENTURE

         Section 4.1. Restrictions on Liens. Section 1008 of the Indenture shall be applicable to the 2011 Notes so long as any of the 2011 Notes are outstanding.

         Section 4.2. Restrictions on Sale and Lease-back Transactions. Section 1009 of the Indenture shall be applicable to the 2011 Notes so long as any of the 2011 Notes are outstanding.

                                  ARTICLE FIVE
                 CONTINUED APPLICABILITY OF REMAINING PROVISIONS
                            OF THE ORIGINAL INDENTURE

         Section 5.1. Continued Applicability. Except as specifically amended, supplemented or deleted by this Third Supplemental Indenture, all provisions of the Original Indenture shall be applicable for all purposes with respect to the 2011 Notes, and the Original Indenture, as supplemented and amended hereby and by the First Supplemental Indenture and the Second Supplemental Indenture, is hereby ratified, confirmed and approved. The Original Indenture as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture shall be construed as one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

                                        SOUTHWEST GAS CORPORATION



                                        By /s/ JEFFREY W. SHAW
                                           -------------------------------------
                                           Jeffrey W. Shaw
                                           Senior Vice President/Treasurer


                                        THE BANK OF NEW YORK, as Trustee



                                        By /s/  MARY K. LAGUMINA
                                           -------------------------------------
                                           Mary K. LaGumina
                                           Authorized Officer